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                                                                   EXHIBIT 10.20

                       AMENDMENT TO EMPLOYMENT AGREEMENT
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     This amendment (this "Amendment' "), dated as of August 18, 2000, by and between APCOA/Standard Parking, Inc., a Delaware corporation, legal successor to Standard Parking, L.P., a Delaware limited partnership (the "Company"), and Douglas R. Warshauer (the "Executive").

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of March 26, 1998 (the "Agreement"); and

     WHEREAS, the parties have decided to amend the Agreement in certain respects;

     NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 3(a) of the Agreement is amended by substituting as the Annual Base Salary the amount of "$191,425" in lieu of "$175,000" in the first sentence thereof.

2. Section 3(b) of the Agreement is amended by deleting the second sentence thereof and substituting the following sentence in lieu thereof-

     "Any such annual bonus program shall provide that the Executive's target bonus ("Target Annual Bonus") will be a specified dollar amount or a percentage of the Annual Base Salary mutually agreed upon by the Company and Executive, but in no event shall the Target Annual Bonus shall be less than $90,000.

3. Section 5(a) of the Agreement is amended by deleting Section 5(a) in its entirety and substituting the following new Section 5(a) in lieu thereof:

     "(a) By the Company Other Than For Cause, Death or Disability; Voluntary Termination. If during the Employment Period the Company terminates the Executive's employment other than for Cause, death or Disability, or if the Executive terminates his employment voluntarily, the Company shall continue to pay the Executive the Annual Base Salary and Annual Bonus through the Date of Termination as and when such amounts would be paid in accordance with Sections 3(a) and (b) above, including any earned and unpaid Annual Bonus payable as of April 15 for any calendar year ended prior to the Date of Termination and the amount of any Annual Bonus accrued for the current calendar year through the Date of Termination and payable as of April 15 in the following calendar year, which Annual Bonuses shall be paid at the level of the Target Annual Bonus in effect immediately before the Date of Termination. In addition, the Company shall pay the Executive an additional amount (the "Severance Amount") equal to the product of two (2) times the sum of (x) the Executive's Annual Base Salary in effect immediately before the Date of Termination plus (y) the Target Annual Bonus in effect immediately before the Date of Termination. The Severance Amount shall be paid in twenty-four (24) equal monthly installments
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     (the "Severance Period"), with the first payment commencing the month following the Date of Termination. In addition, during the greater of (i) the 18-month period following the Date of Termination or (ii) the remainder of the Employment Period in effect at the Date of Termination, (and except to the extent prohibited under the terms of any applicable insurance policy), the Company shall continue to provide Executive and Executive's family, at the Company's sole cost, welfare benefits (the "Welfare Benefits") at least comparable to those provided under Section 3(d) (iv) of the Agreement. Executive recognizes and acknowledges that the Welfare Benefits are in full satisfaction of Executive's right to elect health continuation coverage under 26 U.S.C. Section 4980B. Notwithstanding anything to the contrary contained in this Section 5(a), the Company's obligations to pay for the Welfare Benefits and pay the Severance Amount during the Severance Period shall immediately cease with respect to all applicable time periods following the date of any breach by Executive of the provisions of Section 6 hereof."

4.   Section 5(d) of the Agreement is hereby amended by deleting the existing
     Section 5(d) in its entirety and substituting the following new Section 5(d) in lieu thereof

     "(d) Cause. If the Executive is terminated by the Company for Cause, the Company shall pay the Executive only those amounts specified in Section 4(d) to the extent not yet paid, and the Company shall have no further obligations under this Agreement."

5.   Sections 5(e) and (f) of the Agreement are eliminated in their entirety.

6.   Section 6(d) is amended by deleting the parenthetical phrase "(or eighteen
     (18) months after the date such employment terminates if such termination follows a Change of Control)" in the first sentence and substituting in lieu thereof the parenthetical phrase "(including without limitation any voluntary termination by the Executive)".

7. Except as specifically amended and supplemented by this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the date and year first above written.


/s/ DOUGLAS R. WARSHAUER
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DOUGLAS R. WARSHAUER

APCOA/STANDARD PARKING, INC.

By:  /s/ WARSHAUER
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Its: President & CEO
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